The First National Bank of Chicago
                           One First National Plaza
                            Chicago, Illinois 60670

                           Dated as of June 22, 1999

         Petroleum Development Corporation
         103 E. Main Street
         P.O. Box 26
         Bridgeport, West Virginia 26330

         Attention:     Mr. Dale C. Rettinger

            Re:   First Amendment to Credit Agreement

         Ladies and Gentlemen:

      ARTICLE I. Amendments. Upon the conditions set forth in Article III being fulfilled, the Credit Agreement dated as of March 13, 1997 (the "Credit Agreement"), between Petroleum Development Corporation (the "Company"), and The First National Bank of Chicago (the "Bank"), shall be amended as follows:

      1.1 I 1 The pricing matrix in the definition of "Applicable LIBOR Rate Margin" in Section 1. 1 shall be deleted and replaced with the following pricing matrix:

                                                            LIBOR Rate
      Percentage of Borrowing Base Used                     Margin
      Less than 25%                                         1.00%
      Greater than or equal to 25% but less than 50%        1.25%
      Greater than or equal to 50% but less than 75%        1.50%
      Greater than or equal to 75%                          1.75%

      1.2 The definition of "First Amendment Date" is added to Section 1.1, to read as follows:

            "First Amendment Date" shall mean June 22. 1999.

      1.3 The definition of "Termination Date" in Section 1.1 shall be amended and restated, to read as follows:

            "Termination Date" shall mean the earlier to occur of (a) December 31, 2002, and (b) the date on which the Commitment shall be terminated pursuant to Section 2.2 or S.2.

      1.4   Section 4.4(a) is amended and restated, to read as follows:

Petroleum Development corporation
Dated as of June 22, 1999
Page 2

            (a) The Company agrees to pay to the Bank a commitment fee computed at the rate of one-quarter of one percent (0.25%) per annum on the amount by which the Commitment exceeds the aggregate outstanding principal amount of the Advances and any Rate Hedging Obligations, for the period from the Effective Date until the Termination Date. This fee shall be paid quarterly in arrears, on the last Business Day of each January, April, July, and October and on the Termination Date, commencing on such date after the Effective Date.

      1.5   Section 4.4(d) is amended and restated, to read as follows:

            (d) The Company agrees to pay to the Bank a facility fee each time the Bank increases the amount of the Commitment pursuant to Section 2.3 of this Agreement, which facility fee shall be computed at the rate of one-quarter of one percent (0.25%) of the amount by which the Bank increases the amount of the Commitment.

      1.6   Section 7.2(a) is amended and restated, to read as follows:

            (a)   Tangible Net Worth. Permit or suffer the Consolidated
      Tangible Net Worth of the Company and its Subsidiaries to be less than (1) $45,000,000 at any time during the period from and including the First Amendment Date to and including December 31, 1999, and (ii) the sum of $45,000,000 plus an amount equal to 50% of the Consolidated Net Income of the Company and it Subsidiaries for each fiscal year of the Company thereafter, to be added as of the end of each fiscal year commencing with the fiscal year ending December 31, 2000, provided that if the Consolidated Net Income of the Company and its Subsidiaries negative in any fiscal year. the amount added for such fiscal year shall be zero.

      1.7 1.7 The Bank shall adjust the Borrowing Base to equal $22,000,000 from and after the First Amendment Date, and the Bank does not now anticipate redetermining the Borrowing Base before June 1, 2000, absent the earlier occurrence of a Default or Event of Default, or the Company selling material assets included in calculating the Borrowing Base.

      1.8   Schedule 6.17 shall be amended and restated, to read as set forth on
Schedule 6.17 attached hereto.

      ARTICLE II. Representations and Warranties. In order to induce the Bank to amend the Credit Agreement as set forth herein, the Company represents and warrants as follows:

      2.1. The representations and warranties contained in the Credit Agreement and in each other document executed and delivered in connection therewith are true and correct as of the date hereof, as if such representations and warranties were made on and as of the date hereof.

Petroleum Development Corporation
Dated as of June 22, 1999
Page 3

      2.2. No Default or Event of Default under the Credit Agreement exists or has occurred and is continuing on the date hereof, both before and after giving effect to this letter amendment, other than defaults which have been cured as of the date of execution hereof by the Company.

      ARTICLE III. Conditions of Effectiveness. This Amendment shall not become effective until each of the following has been satisfied:

      3.1 The Company delivers to the Bank copies of resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company as being true and correct and in fill force and effect, without amendment as of the date hereof, authorizing the Company to enter into this Amendment and any other documents or agreements executed pursuant hereto.

      3.2   This Amendment shall be signed by the Company and the Bank.

      3.3 The Company shall have executed a Confirmation of Security Documents and, if requested by the Bank (which request has not been made at this time), shall provide the Bank with updated schedules and exhibits to the Security Documents and shall take such other action as the Bank may reasonably consider necessary or proper to establish, maintain, or continue a perfected and valid security interest of the Bank in the Collateral.

      3.4   The Company shall pay to the Bank a closing fee of $25,000.

      3.5 Each of the Guarantors delivers to the Bank copies of resolutions adopted by the Board of Directors of each of the Guarantors, certified by an officer of the Guarantors, respectively, as being true and correct and in full force and effect, without amendment as of the date hereof, authorizing the Guarantors to enter into a Confirmation of Guaranty and any other documents or agreements executed pursuant hereto.

      3.6 Each of the Guarantors shall have executed a Confirmation of Guaranty.

ARTICLE IV. Miscellaneous.

      4.1 References in the Credit Agreement to "this Agreement" and references in any note, certificate, instrument, or other document to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended hereby and as further amended from time to time.

      4.2 The Company agrees to pay and to save the Bank harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Bank in connection with preparing this Amendment and the related documents.

      4.3 The Company acknowledges and agrees that the Bank has fully performed all of its obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Bank are reasonable and appropriate under the circumstances and within its rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available.

Petroleum Development Corporation
Dated as of June 22, 1999
Page 4

The Company represents and warrants that it is not aware of any claims or causes of action against the Bank, or any of its successors or assigns. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Company and its heirs, successors and assigns, release the Bank and its successors and assigns from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from or in any way related to facts in existence as of the date hereof to any agreements or transactions between the Bank and the Company or to any acts or omissions of the Bank in connection therewith or otherwise.

      4.4 Except as expressly amended hereby, the Company agrees that the Credit Agreement, the promissory note, and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Bank are ratified and confirmed and shall remain in full force and effect, and that it has no set off, counterclaim, or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

      4.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

      4.6 This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

      If the foregoing is acceptable to you, as it is to us, please execute each of the enclosed copies of this letter amendment and return them to us.

                                          Very truly yours,
                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By  /s/ Joseph C. Giampetroni
                                                Joseph C. Giampetroni
                                          Its:   Vice President

Agreed and Accepted as of the
date set forth above:

PETROLEUM DEVELOPMENT CORPORATION

By: /s/ Dale G. Rettinger
         Dale G. Rettinger
         Its: Executive Vice President



         DETROIT 7-2487 438227